TECHNOLOGY LICENSE AND SUPPLY AGREEMENT

	This Technology License and Supply Agreement (the "Agreement") is made and entered into October 15, 1997 (the "Effective Date") by and between Xerographic Laser Images Corporation, a Delaware corporation, with its principal place of business at 101 Billerica Avenue, 5 Billerica Park, North Billerica, Massachusetts 01862 ("XLI") and Pixel Magic, Inc., a Massachusetts corporation, with its principal place of business at 300 Brickstone Square, Andover, Massachusetts 01810 ("Pixel").

RECITALS

	WHEREAS, Pixel is engaged in the development, design, manufacture and distribution of semiconductors and related software, including semiconductors based on compression/decompression and image processing technologies;

	WHEREAS, XLI is engaged in the development, design, manufacture and distribution of hardware and software products for the printer and printer controller market;

	WHEREAS, Pixel desires to license certain imaging processing technology from XLI for incorporation into Pixel's products, and XLI is willing to grant such licenses on the terms and conditions set forth in this Agreement;

	WHEREAS, Pixel desires to purchase a certain chip from XLI for incorporation into Pixel's reference designs and XLI is willing to sell such chip to Pixel on the terms and conditions set forth in this Agreement.

	NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration the adequacy of which is hereby acknowledged, the parties agree as follows:

				     ARTICLE 1
				    DEFINITIONS

	1.1 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with Pixel. An entity shall be regarded as in control of another entity for purposes of this Section 1.1 if it owns or controls more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

	1.2 "Combination Product" shall mean a Superchip integrated or bundled with other Pixel ASICs or Pixel integrated circuitry as a Pixel product offering or Pixel reference design.

	1.3 "Confidential Information" shall have the meaning as set forth in Section 12.1 below.

	1.4     "Distributor" shall have the meaning as set forth in Section
3.2 below.

	1.5 "Digital Modulator" shall mean the Digital Modulator Feature embodied in the XLI Technology as described in more detail in Exhibit A hereto.

	1.6 "Digital Modulator Feature IC" shall mean an Integrated IC which incorporates the Digital Modulator Feature.

	1.7 "End User" shall mean a person or entity who acquires an Integrated IC or Combination Product, directly or indirectly from Pixel, solely for personal or internal use and not for resale.

	1.8 "Feature" shall mean a technology feature (e.g. digital modulation or edge enhancement) embodied in the XLI Technology as described in more detail in Exhibit A hereto.

	1.9 "Improvements" shall mean any upgrade, enhancement, extension, revision, improvement, addition or other modification to the existing XLI Technology related to or for the purpose of supporting color printing developed by XLI during the eighteen month period from the Effective Date of this Agreement.

	1.10 "Integrated IC" shall mean a Pixel ASIC which incorporates any portion of the XLI Technology, provided that, the Pixel ASIC includes substantial functional value.

	1.11 "Intellectual Property Rights" shall mean all XLI Technology worldwide patents and other patent rights, utility models, copyrights, mask work rights, trade secrets, and all other intellectual property rights, in whatever form throughout the world, including without limitation all applications and registrations with respect thereto.

	1.12 "Multiple Feature IC" shall mean an Integrated IC which incorporates two or more Features.

	1.13 "OEM" shall mean an original equipment manufacturer who acquires an Integrated IC, Superchip or Combination Product, directly or indirectly from Pixel, for incorporation into its product offering for resale.

	1.14 "Pixel ASIC" shall mean an application-specific integrated circuit designed and/or offered for sale by Pixel for use in digital printers, scanners, copiers and multifunction devices.

	1.15 "Production Cost" with respect to a Superchip unit shall mean XLI's direct and indirect costs associated with the manufacture, packaging and storage of such Superchip unit, including the costs of quality assurance and quality control all as determined in accordance with generally acceptable accounting practices (GAAP).

	1.16 "Specifications" shall mean the Chip Specifications and the Technology Specifications.

		1.16.1 "Chip Specifications" shall mean the technical, functional and other specifications for the Superchips as set forth in Exhibit B, as may be modified from time to time by mutual agreement of the parties hereto.

		1.16.2 "Technology Specifications" shall mean the technical, functional and other specifications for the XLI Technology as set forth in Exhibit C, as may be modified from time to time by mutual agreement of the parties hereto.

	1.17 "Superchip" shall mean any XLI proprietary chip or chipset that meets the Chip Specifications set forth in Exhibit B and any future version thereof incorporating, and limited to, Improvements developed by XLI at any time prior to eighteen months from the Effective Date of this Agreement.

	1.18 "Update" shall mean a version of the XLI Technology designated as such (or with a similar term) by XLI which incorporates one or more bug fixes/corrections or performance enhancements, but does not include additional capability or functionality.

	1.19    "VHDL" shall mean Virtual Hardware Description Language.

	1.20 "XLI Technology" shall mean (i) any and all proprietary printing technology owned or controlled by XLI as of the Effective Date of this Agreement, including without limitation the technology described in Exhibits B and C hereto (ii) any and all Improvements and Updates, and
(iii) any and all Intellectual Property rights in (i) and (ii).

				     ARTICLE 2
				    LICENSE FEE

	2.1 Licensee Fee. In consideration of XXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXX and the rights and licenses granted to Pixel hereunder, Pixel agrees to pay to XLI a license fee of XXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX and a prepaid royalty fee of XXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX. Such fees shall be due and payable as follows:

		2.1.1   Execution.  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX of the Effective Date.

		2.1.2 Enhanced Print Quality Milestone. XXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXX within ten (10) days of XLI demonstrating Contone mode printing utilizing the XLI Technology of quality equal to or better than DPTech technology as shown on the Xerox c55 printer. XLI shall notify Pixel in writing of the occurrence of the foregoing milestone and provide Pixel any Improvements necessary for Pixel to implement the same in its Integrated ICs. Pixel's obligation to pay the amount required under this Section 2.1.2 is subject to Pixel's verification that the milestone event has occurred. Notwithstanding the verification requirement set forth in this Section 2.1.2, Pixel shall have the right to promote and market the XLI Technology for color applications, provided that Pixel shall not have the right to sell the XLI Technology for color applications XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

	2.2     Non-Refundable; Creditable.  Except as provided in Section
13.4.1 below, the amounts paid or payable under this Article 2 are non-refundable XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX and any future prepaid royalties are fully-creditable against royalties due to XLI pursuant to
Section 5.1 below.

	2.3 Additional Pre-paid Royalty Fee. Upon full amortization of the initial prepaid royalty fee of XXXXXXXX, and provided further that Pixel decides in its sole discretion to continue to exercise the license rights granted to it in Article 3 below, then Pixel will pay to XLI an additional prepaid royalty fee of XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX which will be fully creditable against future royalties.

				     ARTICLE 3
				      LICENSE

	3.1 License. XLI hereby grants to Pixel a non-exclusive, worldwide right and license under the XLI Technology to (i) use, copy, modify, reconfigure, reproduce, translate and create derivative works of the XLI Technology for the purpose of embedding, integrating and incorporating the XLI Technology into Integrated ICs; (ii) make, use, and sell Integrated ICs;
(iii) practice any method, process or procedure; and (iv) have any of the foregoing performed solely on its behalf by third parties provided that such third parties are subject to confidentiality obligations which protect against the unauthorized use and disclosure of XLI's Confidential Information, in each case for the purposes of selling or otherwise distributing Integrated IC's to End Users or OEMs either on a stand-alone or on an integrated product basis. Any improvements and Updates transferred to Pixel are included in the foregoing license grants.

	3.2 Distributors. Pixel may exercise its distribution rights granted under this Article 3 through the use of distributors, resellers, value-added resellers, dealers or sales representatives (each a "Distributor") and Affiliates; provided that Pixel uses commercially reasonable efforts to ensure that each Distributor and Affiliate complies with the applicable terms and conditions of this Agreement.

	3.3 Limitations. Except as otherwise expressly provided herein, Pixel shall not sublicense or otherwise transfer, convey or assign any of its rights or licenses under the XLI Technology granted hereunder; provided, however Pixel shall have the right to sublicense its Affiliates within the scope of the rights granted to Pixel under Section 3.1 above. Notwithstanding anything herein to the contrary, Pixel shall not use the XLI Technology to develop Integrated ICs containing solely or substantially only XLI Technology for sale on a stand-alone basis. Pixel shall not, nor allow any third party to disassemble, decompile or reverse engineer the XLI Technology or any Improvements or Updates thereto.

	3.4 No Implied Licenses. Nothing in this Agreement shall be construed as granting Pixel, by implications, estoppel or otherwise, any license or other right to any patents, know-how or other intellectual property to XLI except for the rights and licenses expressly granted to Pixel herein, and XLI retains all rights not so granted.

				     ARTICLE 4
				TECHNOLOGY TRANSFER

	Promptly upon receipt of the amount set forth in Section 2.1.1 above, XLI shall transfer the XLI Technology to Pixel in VHDL or such other format as Pixel may reasonably request. Thereafter, as available, for the term of this Agreement, XLI shall transfer Improvements to Pixel in VHDL or such other format as Pixel may reasonably request. The foregoing provisions of this
Article 4 shall not limit XLI's obligations under Article 8 below.

				     ARTICLE 5
			     ROYALTIES; RECORDKEEPING

	5.1     Per-Unit Royalty.  Subject to the terms and conditions of this
Article 5 and in consideration for the rights and licenses granted to Pixel under Article 3 above, Pixel shall pay to XLI the following royalties upon Pixel, its Affiliates or Distributors' sale of an Integrated IC to an End
User or an OEM:

		5.1.1 Digital Modulator Feature IC. XXXXXXXXXXXXXXXXXX for each Digital Modulator Feature IC sold by Pixel, its Affiliates or Distributors to an End User or an OEM; and

		5.1.2 Multiple Feature IC. XXXXXXXXXXXXXXXXXXX for each Multiple Feature IC sold by Pixel, its Affiliates or Distributors to an End User or an OEM.

For avoidance of doubt, no royalty shall be due hereunder with respect to transfer of an Integrated IC by or on behalf of Pixel to its Affiliates or Distributors for resale (unless such transfer is a revenue recognition event for Pixel), provided however the royalty shall be due upon sale of such an Integrated IC to an End User or OEM.

	5.2 Single Royalty. For avoidance of doubt, it is understood and agreed that once the royalty has been paid hereunder with respect to a particular Integrated IC unit, no further royalty or other payment is due to XLI for the End User or OEM's use of such Integrated IC unit.

	5.3     XXXXXXXXXXXXXXXXXXXXX.

		5.3.1 Royalty. If XLI enters into an arrangement with a third party pursuant to which XLI grants to such third party the same or substantially the same rights to the XLI Technology on the same or substantially the same terms and conditions as those granted to Pixel herein, at royalty rates lower than the corresponding rates provided for in Section 5.1 above, then XLI will promptly notify Pixel of such arrangement and give Pixel the opportunity to substitute such lower royalty rates from the date when such lower rate is available to such third party.

		5.3.2 Enforcement. If Pixel provides XLI with written evidence demonstrating to XLI prima facie infringement or misappropriation of any or all of XLI's Intellectual Property Rights within the XLI Technology by a third party that is commercializing a product in competition with Integrated ICs sold by Pixel, its Affiliates or Distributors or which infringement results in a material adverse effect on the business of Pixel, its Affiliates or Distributors, Pixel may by notice request XLI to take steps to enforce such Intellectual Property Rights. If XLI fails within six (6) months of the receipt of such notice to either (i) cause such infringement to terminate
(by entering into a licensing arrangement with such alleged infringer or otherwise) or (ii) initiate and thereafter maintain legal proceedings against the infringer, the royalties due by Pixel pursuant to Section 5.1 above shall be reduced by fifty percent (50%) with respect to sales of Integrated ICs in the geographic area(s) in which products sold by the alleged infringer continue to compete with Integrated ICs sold b Pixel, its Affiliates or Distributors, until such time that said infringement has been terminated.

	5.4 Returns. In the event Pixel, its Affiliates or Distributors distribute an Integrated IC unit for which a royalty is or has been paid and thereafter accepts return of same Integrated IC unit, Pixel may credit the royalty paid therefor against royalties due XLI pursuant to Section 5.1 above.

	5.5 Promotional Copies. Pixel may distribute a reasonable number of Integrated ICs as promotional, demonstration or evaluation units, without incurring a royalty therefor to XLI under the provisions of Section 5.1 above.

	5.6 Royalty Reports and Payments. After the first sale of an Integrated IC for which royalties are payable under this Article 5, Pixel shall make quarterly written reports to XLI within forty-five (45) days after the end of each calendar quarter, stating in each such report the number of Single Feature ICs and Multiple Feature ICs sold during the calendar quarter. Simultaneously with the delivery of each such report, Pixel shall pay to XLI the total royalties, if any, due to XLI for the period of such report. If no royalties are due, Pixel shall so report.

	5.7 Records; Inspection. Pixel shall keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under this Article 5. Such books and records shall be kept reasonably accessible for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3)-year period by a representative or agent of XLI for the purpose of verifying the royalty statements. XLI's representative or agent will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by Pixel and XLI. XLI shall bear the costs and expenses of inspections conducted under this
Section 5.7, unless a variation or error producing an underpayment in royalties payable exceeding ten percent (10%) of the amount paid for the period covered by the inspection and any unpaid amounts that are discovered shall be paid by Pixel to XLI within thirty (30) days after receipt of an invoice for the same. The parties will endeavor to minimize disruption of Pixel's normal business activities to the extent reasonably practicable.

				     ARTICLE 6
			       SUPPLY OF SUPERCHIPS

	6.1 Product Supply. Subject to the terms and conditions of this Agreement, during the term of this Agreement, XLI agrees to sell and deliver to Pixel all of Pixel's and its OEM's requirements for units of the Superchip solely for purposes of sale by Pixel, its Affiliates, Distributors and its OEMs as incorporated into Combination Products. During the term of this Agreement, XLI agrees not to discontinue production or sale to Pixel of any version of this Superchip unless the orders from Pixel and its OEMs are less than ten thousand (10,000) units of such version of the Superchip per six (6)-month period for six consecutive months. In the event that XLI determines to discontinue supply of any version of the Superchip due all or in part to Pixel's and its OEMs' failure to meet the minimum order requirements set forth in this
Section 6.1, XLI agrees to provide written notice to Pixel of such discontinuation and shall cooperate to allow Pixel to place final orders during a time frame agreed upon by Pixel and XLI.

	6.2 Terms and Conditions. All Superchip purchases hereunder shall be subject to the terms and conditions of this Agreement. ANY ADDITIONAL OR INCONSISTENT TERMS OR CONDITIONS OF ANY PURCHASE ORDER OR ACKNOWLEDGMENT GIVEN OR RECEIVED PURSUANT TO THIS AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED.

	6.3 Forecasts. During the term of this Agreement, Pixel shall submit to XLI, by the fifth (5th) day of each month, a rolling written forecast of the quantities of Superchips estimated to be required by Pixel on a month-by-month basis for six (6) consecutive months. Pixel shall exercise every reasonable effort to achieve an accurate forecast, but the forecast is an estimate only provided to XLI for capacity planning purposes.

	6.4     Orders.

		6.4.1 Orders by Pixel. Pixel's orders shall be made pursuant to a written purchase order ("Purchase Order") in a form mutually acceptable to the parties and which at a minimum, provides for Pixel's desired quantities of Superchip units and ship dates. XLI shall deliver units of the Superchip to Pixel on or prior to the delivery dates specified in the Purchase Order. In the event that XLI is unable to deliver any units within (30) days of the specified delivery date, without limitation to any other rights and remedies that Pixel may have at law or under this Agreement, Pixel shall have the right to cancel the order without charge and with no penalty upon written notice to XLI. The lead time for the delivery of units of the Superchip shall not exceed sixteen (16) weeks from the date of acknowledgment of the Purchase Order. XLI shall use its best efforts to acknowledge each Purchase Order in writing within one week of receipt. All orders shall be F.O.B. N. Billerica, MA.

		6.4.2 Orders by OEMs. Notwithstanding anything herein to the contrary, its is understood that Pixel may order Superchip units hereunder on behalf of and for delivery to OEMs and such Superchips shall be made available on the same terms and at the same Price as those for Pixel.

		6.4.3 Cancellation and Rescheduling. The parties agree to negotiate in good faith a mutually acceptable policy for cancellation and rescheduling by Pixel of its Purchase Orders for Superchips.

	6.5 Price. The price to be paid by Pixel per Superchip unit ordered by Pixel during the term of this Agreement shall be XLI's Production Cost therefor plus a XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX (the "Price"). Any royalty fees paid pursuant to this Section 6.5 shall be fully creditable against the prepaid royalty fees set forth in Sections 2.1 and 2.3.

	6.6 Delivery. With respect to exact delivery dates, XLI shall use its best efforts to ship ordered quantities of Superchips in accordance with Purchase Orders submitted.

		6.6.1 Allocation. In the event that XLI is unable to supply both worldwide requirements of Superchips and quantities ordered by Pixel in accordance with Section 6.4 above due to force majeure or otherwise, XLI shall allocate the quantities of Superchips that XLI has in inventory, and that XLI is able to produce, so that Pixel receives at least its proportional share of available supplies as determined based on reasonable forecasts (taking into consideration past usage and usage performance against forecast) of Pixel, XLI and XLI's other distributors.

		6.6.2 Right to Manufacture. If for three (3) consecutive months XLI fails to supply Pixel's ordered quantities of Superchips pursuant to acknowledged Purchase Orders, and provided that such failure is not due to any action or inaction of Pixel, then Pixel may manufacture (or have manufactured) pursuant to this Section 6.6.2 below the quantity of such Superchips for sale by Pixel, its Affiliates, Distributors or OEMs as incorporated into Combination Products. Such right shall continue in effect for the term of this Agreement.

			6.6.2.1 License to Manufacture. Subject to all other terms and conditions of this Agreement, including Section 15.3, XLI hereby grants to Pixel, and Pixel hereby accepts a license (the "Manufacturing License") under any and all of XLI's Intellectual Property rights, without right of sublicense (except to the extent necessary to exercise have made rights) necessary to make, have made, use Superchips for sale by Pixel, its Distributors, Affiliates or OEMs as incorporated into Combination Products. Without limiting the foregoing, it is understood that the Manufacturing License shall terminate on any termination of this Agreement.

			6.6.2.2 Exercise of Manufacturing License. Pixel agrees not to exercise any of its rights under the Manufacturing License except to the extent expressly permitted in this Section 6.6.2. In such event, XLI shall provide to Pixel copies of all documentation and other materials within XLI's control that is reasonably necessary for Pixel to manufacture (or have manufactured) Superchips, including design data bases and process specifications, and shall fully cooperate with Pixel to establish alternative supply, including sources of materials. Pixel may exercise its right to have Superchips manufactured in accordance with this Section 6.6.2 through two third party contract manufacturers subject to XLI's approval, not to be unreasonably withheld; and provided that such third party manufacturers are subject to confidentiality obligations which protect against the unauthorized use and disclosure of XLI's Confidential Information.

			6.6.2.3 Royalty. In the event that Pixel exercises the Manufacturing License in accordance with this Section 6.6.2, Pixel agrees to pay to XLI a XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX for each Combination Product sold by Pixel, its Affiliates, Distributors or OEMs. Further in such event the terms and conditions of Sections 5.2 through 5.7 shall apply mututis mutandis to such payments.

	6.7 Invoicing. XLI shall submit an invoice to Pixel upon shipment of Superchips ordered by Pixel. All invoices shall be sent to Pixel's address for notices hereunder, and each such invoice shall state Pixel's aggregate and unit Price for Superchips in a given shipment, plus any insurance, taxes or other costs incident to the purchase or shipment initially paid by XLI but to be borne by Pixel hereunder.

	6.8 Shipping, Title, Risk of Loss. XLI will ship in accordance with Pixel's shipping instructions. In the absence of specific instructions, XLI reserves the right to ship by the most appropriate method. Pixel is responsible for all freight, handling, insurance and other transportation charges and agrees to pay all such charges. For all shipments, title to the Superchip passes to Pixel when presented by XLI or its agent to the carrier, from which point Pixel is responsible for risk of all loss, damage to, or theft of all Superchips.

	6.9 Returns. Units of Superchip received by Pixel as a result of an error by XLI in shipment may be returned for credit. Units of the Superchip with defects covered by the warranty may be returned for remedy under the warranty set forth in Section 9.1.

	6.10 Records; Inspection. XLI shall keep complete, true and accurate books of account and records for the purpose of determining the Production Cost for Superchips delivered to Pixel and its designees hereunder. Such books and records shall be kept reasonably accessible for at least three
(3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3)-year period by a representative or agent of Pixel for the purpose of verifying the royalty statements. Pixel's representative or agent will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by XLI and Pixel. Pixel shall bear the costs and expenses of inspections conducted under this Section 6.9, unless a variation or error producing an overpayment in amounts payable exceeding ten percent (10%) of the amount paid for the period covered by the inspection and any overpaid amounts that are discovered shall be paid by XLI, together with interest on such unpaid amounts at the rate specified in Section 7.2 below, to Pixel within thirty (30) days after receipt of an invoice for the same.
The parties will endeavor to minimize disruption of XLI's normal business activities to the extent reasonably practicable.

				     ARTICLE 7
				     PAYMENTS

	7.1 Payment Method. All amounts payable under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by XLI. All payments hereunder shall be made in U.S. dollars. Payment for amounts invoiced pursuant to Section 6.7 above shall be made net thirty (30) days after receipt of the invoice or Superchips invoiced therein, whichever is later.

	7.2 Taxes. The Price is to be exclusive of any tax, value-added tax, fee, duty or governmental charge, however designated, which may be levied or based on units of the Superchip, their sale, importation, use or possession. All such taxes or duties shall be for the account of XLI and stated separately on the invoice. Any withholdings or other taxes that must be withheld on behalf of XLI with respect to amounts due to XLI pursuant to this Agreement shall be deducted by Pixel from such amounts prior to remittance, unless XLI provides Pixel with a valid tax exemption certificate authorized by the appropriate taxing authority. Pixel shall furnish to XLI written evidence of any such taxes withheld.

				     ARTICLE 8
				      SUPPORT

	8.1 Support for Integrated ICs and Combined Products. The parties acknowledge and agree that Pixel shall be responsible for providing all support to its Distributors, End Users, OEMs and others with respect to the use and implementation of the Integrated ICs and Combination Products.

	8.2 Technical/Consulting Assistance. During the term of this Agreement, upon reasonable notice and subject to reasonable availability, XLI shall provide to Pixel, free of charge, up to One Hundred Twenty (120) hours of on-site technical/consulting assistance relating to the use of or implementation of the XLI Technology or Superchips, including the integration of the XLI Technology into Integrated ICs and the Superchip into Combination products.
XLI shall provide additional technical/consulting assistance, as Pixel may reasonably request and subject to XLI's reasonable availability, in excess of the One Hundred Twenty (120) hours at the rate of $100.00 per hour. Without limiting the foregoing, Pixel shall be responsible for all reasonable out-of-pocket expenses incurred by XLI in providing technical/consulting assistance, including reasonable equipment and materials costs and travel and lodging expenses.

	8.3 Other Support. XLI shall, during the term of this Agreement, provide to Pixel all necessary bug-fix maintenance and support for the XLI Technology and Superchip provided hereunder. Maintenance and support shall include, but not be limited to, phone, fax and e-mail support, all material error and bug corrections, technical information and documentation necessary for Pixel to integrate the XLI Technology into Integrated ICs and the Superchip into Combination Products. Such maintenance and support shall be free of charge during the first year of the Agreement and thereafter shall be subject to XLI's standard terms and rates therefor.

	8.4 Updates. XLI will provide Pixel Updates of the XLI Technology during the term of this Agreement to the same extent that it provides them to its other licensees.

	8.5 No New Technology. Nothing in this Article 8 shall be deemed to grant to Pixel a license or other rights in any technology or other intellectual property of XLI except for the XLI Technology.

				     ARTICLE 9
				     WARRANTIES

	9.1 Product Warranties. XLI warrants to Pixel that at the time of delivery, and for one (1) year thereafter, the XLI Technology shall conform to the Technology Specifications and the Superchips supplied by or on behalf of XLI to Pixel or its designees hereunder will be free from defects in workmanship and materials and shall conform to the Chip Specifications.

		9.1.1   Remedies.

			9.1.1.1 Nonconforming Technology. In the event that the XLI Technology fails to conform to the Technology Specifications, then Pixel shall notify XLI in writing describing such nonconformity. XLI shall use its best efforts to remedy such nonconformity within thirty (30) days and provide Pixel XLI Technology which meets the Technology Specifications. If XLI is unable to so provide Pixel with XLI Technology which meets the Technology Specifications within such thirty (30) day period, Pixel may (i) extend such period and XLI will continue to use its best efforts to remedy such nonconformity during such extension or (ii) terminate its rights and licenses hereunder with respect to the XLI Technology as set forth in Section 13.4.1 below.

			9.1.1.2 Nonconforming Superchips. In the event that any Superchip fails to conform to the Chip Specifications or contains defects in workmanship or materials, then Pixel shall notify Pixel in writing describing such nonconformity and/or defect and promptly return such nonconforming/defective Superchip to the location designated by XLI and in accordance with other reasonable instructions given by XLI. XLI shall either
(i) replace within fifteen (15) days at no charge to Pixel the nonconforming/ defective Superchip with a Superchip which conforms to the Chip Specifications and is free of defects or (ii) refund to Pixel all amounts paid to XLI for such nonconforming/defective Superchip and for shipping and insurance incurred in returning such Superchip.

	9.2 Representations and Warranties. XLI represents, warrants and convenants that (i) the XLI Technology and the Superchip are the original work and development of XLI and do not infringe on any patent, copyright, proprietary right or trade secret of any other party; (ii) as of the Effective Date, no action or proceeding alleging intellectual property infringement by the XLI Technology or the Superchips has been threatened or is proceeding against XLI, and XLI shall promptly notify Pixel in the event such action is initiated against XLI; and (iii) XLI has the full power to enter into this Agreement, to carry out its obligations hereunder and grant the rights and licenses granted to Pixel pursuant to this Agreement.

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	9.4     Exclusion of Other Warranties.  EXCEPT FOR THE LIMITED
WARRANTIES PROVIDED IN THIS ARTICLE 9 ABOVE, NEITHER PARTY GRANTS TO THE OTHER ANY WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE XLI TECHNOLOGY OR THE SUPERCHIPS, AND XLI SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF FITNESS FOR ANY PURPOSE, MERCHANTABILITY, AND NONINFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

				     ARTICLE 10
				   INDEMNIFICATION

	10.1 Indemnification of Pixel. XLI shall indemnify each of Pixel, its Affiliates, Distributors and their directors, officers, employees and customers and the successors and assigns of any of the foregoing (the "Pixel Indemnitees"), and hold each Pixel Indemnitee harmless from and against any and all liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) incurred by any Pixel Indemnitee, arising from or occurring as a result of: (i) claims brought by third parties alleging infringement or misappropriation of any third party Intellectual Property Right arising from the exercise of the rights and licenses granted by XLI hereunder with respect to the XLI Technology or Superchips; or (ii) the gross negligence or willful misconduct of XLI. Notwithstanding the foregoing, XLI will not have any obligation under this Section 10.1 to the extent a claim is based upon (a) use of other than a current unaltered release of the XLI Technology provided to Pixel at no additional cost hereunder in accordance with this Agreement if such infringement would have been avoided by use of the current unaltered release of the XLI Technology, or (b) completed products or equipment or any assembly, combination, method or process in which the XLI Technology or Superchip, as the case may be, is used when the infringement would not result when the same are used alone.

	10.2 Indemnification of XLI. Pixel shall indemnify XLI and its directors, officers, employees and customers and the successors and assigns of any of the foregoing (the "XLI Indemnitees"), and hold each XLI Indemnitee harmless from and against any and all liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) incurred by any XLI Indemnitee, arising from or occurring as a result of the gross negligence or willful misconduct of Pixel.

	10.3 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Article 10 shall promptly notify the other party (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, the Indemnitor shall have sole control of the defense and/or settlement thereof. The indemnity agreement in this Article 10 shall not apply to amounts paid in settlement of any claim or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 10 but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this
Article 10. The Indemnitee under this Article 10 and its employees, shall cooperate fully with the Indemnitor and its legal representatives and provide full information in the investigation of any Claim covered by this indemnification.

				     ARTICLE 11
				     OWNERSHIP

	Except as expressly licensed herein, as between the parties, XLI retains all right, title and ownership interest in and to the XLI Technology, the Superchip and all other modifications, derivative works, improvements, enhancements and new versions thereof developed by XLI, its employees, agents or consultants and XLI shall retain any and all rights to file any patent application thereon and Pixel shall have a nonexclusive, license under any resulting patents without additional compensation. As between the parties, Pixel retains all right, title and ownership interest in and to the Pixel
ASIC and to any modifications, improvements, enhancements and derivative works of the XLI Technology created by Pixel during the term of this Agreement.

				     ARTICLE 12
				  CONFIDENTIALITY

	12.1 Confidential Information. During the term of this Agreement and for five (5) years thereafter, except as provided herein, each party shall maintain in confidence, and shall not use for any purpose or disclose to any third party, information disclosed by the other party in writing and marked "Confidential" or that is disclosed orally and confirmed in writing as confidential within fifteen (15) days following such disclosure (collectively, "Confidential Information"). Confidential Information shall not include any information that is: (i) already known to the receiving party at the time of disclosure hereunder, or (ii) now or hereafter becomes publicly known other than through acts or omissions of the receiving party, or (iii) is disclosed to the receiving party by a third party under no obligation of confidentiality to the disclosing party or (iv) independently developed by the receiving party.

	12.2 Permitted Usage. Notwithstanding the provisions of Section 12.1 above, the receiving party may use or disclose Confidential Information of the disclosing party to the extent necessary to exercise its rights hereunder (including commercialization of Integrated ICs and Combination Products) or fulfill its obligations and/or duties hereunder and in prosecuting or defending litigation, complying with applicable governmental regulations and/or submitting information to tax or other governmental authorities; provided that if the receiving party is required by law to make any public disclosures of Confidential Information of the disclosing party, to the extent it may legally do so, it will give reasonable advance notice to the disclosing party of such disclosure and will use its reasonable efforts to secure confidential treatment of Confidential Information prior to its disclosure (whether through protective orders or otherwise). A party receiving Confidential Information shall take the same measures to prevent unauthorized disclosure and maintain the confidentiality of such Confidential Information as it takes with respect to its own confidential information of similar importance, but shall in no event take less than reasonable measures.

				     ARTICLE 13
				TERM AND TERMINATION

	13.1 Term. This Agreement shall commence as of the Effective Date and shall continue in full force and effect unless and until terminated as provided in this Article 13 below.

	13.2 Termination for Breach. In the event of a material breach of this Agreement, the nonbreaching party shall be entitled to terminate this Agreement by written notice to the breaching party, if such breach is not cured within thirty (30) days after written notice is given by the nonbreaching party to the breaching party specifying the breach. However, if the party alleged to be in breach of this Agreement disputes such breach within such thirty (30) day period by giving written notice thereof to the nonbreaching party, then the nonbreaching party shall not have the right to terminate this Agreement unless it has been determined by a court of competent jurisdiction that this Agreement was materially breached, and the breaching party fails to comply with its obligations hereunder within thirty (30) days after such determination.

	13.3 Bankruptcy Proceedings. Either party hereto may terminate this Agreement by notice to the other party, if (i) such other party shall make an assignment of substantially all of its assets for the benefit of creditors, file a petition of bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver or any trustee for such party or substantially all of such party's assets, or shall commence any proceedings under any dissolution or liquidation law or statute of any jurisdiction (provided that no entity succeeds to the business of such party following such dissolution or liquidation) whether now or hereafter in effect which is not dismissed within sixty (60) days; or (ii) there shall have been filed any such petition or application against such other party, or any such proceeding shall have been commenced against such party, in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; or
(iii) such other party by an act or knowing failure to act shall indicate such party's consent to, approval of or acquiescence in, any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for such party, or any substantial part of any such party's properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more.

	13.4    Termination by Pixel.

		13.4.1 For Nonconforming Technology. In the event that the XLI Technology fails to conform to the Technology Specifications and XLI is unable to so provide Pixel with XLI Technology which meets the Technology Specifications within thirty (30) days after receipt of notice of such nonconformity or any extension thereof, Pixel may terminate its rights and licenses under Section 3.1 above with respect to the XLI Technology effective upon written notice to XLI. Within fifteen (15) days of termination of this Agreement with respect to the XLI Technology, XLI shall refund to Pixel all amounts paid pursuant to Section 2.1 above.

		13.4.2 For Convenience. Notwithstanding anything herein to the contrary, Pixel may terminate this Agreement, in its entirety or as to either the XLI Technology or Superchip supply, at any time by giving XLI at least sixty (60) days prior written notice. From and after the effective date of a termination under this Section 13.4.2 with respect to XLI Technology, all of the parties rights and obligations with respect to the XLI Technology shall terminate, including without limitation the license granted under Section 3.1 above. From and after the effective date of a termination under this Section
13.4.2 with respect to Superchips, all of the parties rights and obligations with respect to Superchips shall terminate, including without limitation
Article 6 above. Upon a termination of this Agreement in its entirety under this Section 13.4.2, all rights and obligations of the parties shall terminate, except as provided in Section 13.5 below.

	13.5    Effect of Termination.

		13.5.1 Accrued Obligations. Termination of this Agreement for any reason shall not release any party thereto from any liability (including without limitation royalties or other amounts due) which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

		13.5.2 Inventory. In the event this Agreement is terminated for any reason with respect to the XLI Technology or in its entirety, Pixel shall provide XLI with a written inventory of all Integrated ICs that Pixel, its Affiliates and Distributors have in process of manufacture, in use or in stock and Pixel, its Affiliates and Distributors shall have the right to sell or otherwise dispose of such Integrated ICs, all subject to the payment to XLI of royalties pursuant to Article 5 hereof.

		13.5.3 Return of Materials. All Confidential Information shall remain the sole property of the disclosing party. Within thirty (30) days after the effective date of termination of this Agreement, each party shall destroy all Confidential Information of other party, in its possession or control and provide written certification of such destruction, or prepare such Confidential Information for shipment to such other party, as the other party may direct, at the other party's expense. Neither party shall make or retain any copies of any Confidential Information of other party which may have been entrusted to it; provided, however, each party may retain a single archive copy of any Confidential Information solely for use by such party's legal advisors in connection with review of its obligations hereunder.

		13.5.4 Rights of Others. Notwithstanding anything herein to the contrary, after termination of this Agreement for any reason, End Users and OEMs shall have the right to continue to their use or other exploitation of any and all Integrated ICs, and Superchips acquired, directly or indirectly, from Pixel in accordance with this Agreement.

	13.6 Survival. Articles 1, 10, 12, 13, 14 and 15 and Sections 5.7 and 6.10 shall survive termination of this Agreement for any reason.

				     ARTICLE 14
			     LIMITATION OF LIABILITY

	EXCEPT WITH RESPECT TO A BREACH OF SECTION 9.3, ARTICLE 12 OR LIABILITY ARISING OUT OF ARTICLE 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE
OTHER OR ANY THIRD PARTY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.



				    ARTICLE 15
				  MISCELLANEOUS

	15.1 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, without reference to conflicts of laws principles and without regard to the 1980 Convention on the International Sale of Goods.

	15.2 Disputes. If XLI and Pixel are unable to resolve any disputes between them, either XLI or Pixel may, by written notice to the other, have such dispute referred to the chief executive officers (or equivalent) of XLI and Pixel, for attempted resolution by good faith negotiations within twenty-one (21) days after such notice is received. Unless otherwise mutually agreed, the negotiations between the designated officers shall be conducted by telephone, within three (3) days and at times within the period stated above offered by the designated officers of Pixel to the designated officer of XLI for consideration or vice versa. If the parties are unable to resolve such dispute in accordance with the aforementioned procedure or within such twenty-one (21)-day period, the parties shall submit their dispute to an independent mediator for one nonbinding mediation session. After such nonbinding mediation session, either party shall have the right to pursue any and all other remedies available to such party.

	15.3 Force Majeure. Nonperformance of any party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, delay or failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the gross negligence or willful misconduct of the nonperforming party.

	15.4 No Implied Waivers; Rights Cumulative. No failure on the part of XLI or Pixel to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

	15.5 Independent Contractors. The relationship of XLI and Pixel established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between XLI and Pixel. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

	15.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be (i) personally delivered or
(ii) send by registered or certified mail, return receipt requested, postage prepaid or (iii) by fax confirmed by notice send by either (i) or (ii), in each case to the respective address or fax number specified below, or such other address or fax number as may be specified in writing to the other parties hereto:

		Pixel:                  Pixel Magic, Inc.
					300 Brickstone Square
					Andover, MA  01810
					Attn:  Peter Besen
					Fax:  (508) 470-8892

		with copy to:           Oak Technology, Inc.
					139 Kifer Court
					Sunnyvale, CA  94068
					Attn:  General Counsel
					Fax:  (408) 774-5337


		XLI:                    Xerographic Laser Images Corporation
					101 Billerica Avenue
					5 Billerica Park
					North Billerica, MA  01862
					Attn:  Anthony D'Amelio
					Fax:  (978) 670-8835

		with copy to:           Warner & Stackpole
					75 State St.
					Boston, MA  02109
					_____________________
					Attn:  Michael Hickey
					Fax:  (617) 951-9151


	15.7 Assignment. Neither party's rights or obligations under this Agreement may be assigned or otherwise transferred to a third party without the prior written consent of the other party hereto. Notwithstanding the foregoing, either party hereto may transfer or assign its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement. Any attempted assignment or other transfer in violation of this Section 15.7 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

	15.8 Modification. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by all parties hereto. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all parties.

	15.9 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

	15.10 Confidential Terms. Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party, except as required by securities or other applicable laws, and to such party's accountants, attorneys and other professional advisors.

	15.11 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

	15.12 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of XLI and Pixel are subject to prior compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States. XLI and Pixel shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

	15.13 Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement with respect to the subject mater hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between XLI and Pixel with respect to such subject matter.

	15.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.









	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be dully executed and delivered effective as of the Effective Date.

	XEROGRAPHIC LASER IMAGES                PIXEL MAGIC, INC.
		CORPORATION

		  ("XLI")                           ("Pixel")

By:     /S/Anthony D. D'Amelio                   By:  /S/ Peter Besen
       ------------------------                     -------------------------
Name:  A. D. D'Amelio                            Name:  Peter Besen
       ------------------------                     -------------------------
Title:  President & CEO                          Title:  President
       ------------------------                     -------------------------